UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2026
MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, PA, 19087
(Address of principal executive offices) (Zip Code)

(888) 378-6240
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Fourth Amendment to the License Agreement
On June 2, 2026, Mineralys Therapeutics, Inc. (the “Company”) entered into a fourth amendment (the “Amendment”) to that certain License Agreement, dated July 9, 2020 and amended on November 24, 2020, June 15, 2023 and May 29, 2025 (the “License Agreement”), between the Company and Tanabe Pharma Corporation (“Tanabe”) for the purposes of terminating the Company’s potential future royalty payments to Tanabe and revising the scope of the license grant and certain other obligations of the Company. Under the Amendment, the license granted by Tanabe to the Company related to lorundrostat was amended and restated to grant to the Company an exclusive, worldwide, royalty-free, sublicensable, perpetual and irrevocable license to the licensed intellectual property, and the Company will no longer have any diligence obligations to Tanabe with respect to the ongoing development or commercialization of lorundrostat. In addition, within a specified period following execution of the Amendment, the Company and Tanabe will enter into an agreement to terminate the License Agreement (the “Termination Agreement”), pursuant to which, among other things, Tanabe is obligated to assign to the Company all of Tanabe’s rights in the licensed intellectual property. The Termination Agreement will also include the specified milestone payment terms set forth in the Amendment, and the survival of the existing right of first negotiation granted to Tanabe with respect to Japan.
Upon execution of the Amendment, the Company will make a one-time cash payment to Tanabe of $200.0 million and additional commercial milestone payments of up to $100.0 million in the aggregate (the “New Milestones”). As a result of entering into the Amendment, the Company will have remaining obligations to pay Tanabe commercial milestone payments of up to $255.0 million in the aggregate upon first commercial sale and upon meeting certain annual sales targets, as well as additional commercial milestone payments of up to $10.0 million for a second indication. In addition, upon a change of control of either the Company or an affiliate of the Company with exclusive rights to commercialize lorundrostat in the United States, including a sale of all or substantially all of the assets relating to lorundrostat or a grant of an exclusive license to lorundrostat to a third party that includes U.S. rights, the New Milestones would become immediately payable by the Company to Tanabe. The Company will no longer be obligated to make any royalty payments to Tanabe for sales of lorundrostat by the Company, its affiliates or its sublicensees.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2026.
Senior Secured Term Loan Facility
On June 2, 2026 (the “Closing Date”), the Company entered into a senior secured term loan agreement (the “Loan Agreement”) with BioPharma Credit PLC, as collateral agent (the “Agent”), and each of BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP, which are funds managed by Pharmakon Advisors, LP, as lenders. The Loan Agreement provides for a five-year senior secured term loan, which matures on June 3, 2031 (the “Maturity Date”), for up to $500.0 million in term loans and consists of the following tranches (collectively, the “Term Loans”): (1) a Tranche A Loan of $100.0 million drawn on the Closing Date, (2) a Tranche B Loan of $150.0 million, which will be required to be drawn by no later than April 30, 2027, subject to the approval by the U.S. Food and Drug Administration (the “FDA”) of the lorundrostat New Drug Application (“NDA”) (the “Tranche B Approval Condition”), (3) a Tranche C Loan of $150.0 million, which will be available at the Company’s election until December 14, 2028, subject to the occurrence of the Tranche B Approval Condition and the achievement of certain milestones in respect of certain net sales levels, and (4) a Tranche D Loan of $100.0 million, which will be available at the Company’s election until June 14, 2029, subject to the Company’s draw of the Tranche C Loan and the achievement of certain milestones in respect of certain net sales levels.
The Term Loans bear interest at a rate based upon an annual interest rate of 3-month secured overnight financing rate (subject to a 3.25% floor) plus 5.50%, payable quarterly in arrears. The Company is required to pay a funding fee equal to 2.00% of the funding amount on the funding date for each Term Loan. The Company may elect to prepay the Term Loans in whole or, subject to certain conditions, in part prior to the Maturity Date with such prepayments being subject to certain prepayment, make-whole and exit fees. The Term Loans are subject to certain mandatory prepayments, including a repayment in full of all term loans in four equal payments commencing on September 30, 2027 to the extent the Tranche B Approval Condition is not met on or prior to September 30, 2027.
The Loan Agreement contains customary affirmative and restrictive covenants, representations and warranties and events of default. The Company and any of its future subsidiaries are bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements (including consolidated annual and quarterly financial statements), obligations to maintain certain insurance and certain notice requirements. The Loan Agreement contains the following financial covenants: (i) at all times prior to the satisfaction of the Tranche B Approval Condition, a minimum liquidity requirement and (ii) with respect to the fiscal year ending December 31, 2028 and then tested quarterly commencing with the fiscal quarter ending March 31, 2029 and at the end of each fiscal quarter thereafter, a minimum trailing twelve months consolidated net product revenue covenant. Additionally, the Company and any of its future subsidiaries are bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement, including, without limitation, (i) selling or disposing of assets, (ii) amending, modifying or waiving the Company’s rights under material agreements, (iii) consummating change in control transactions unless all amounts becoming due under the Loan Agreement are paid in full immediately upon (and concurrent with) the consummation of any such change in control transaction, (iv) incurring additional indebtedness, (v) incurring non-permitted liens or encumbrances on the Company’s or its subsidiaries’ assets, (vi) paying dividends or making any distribution or payment on or redeeming, retiring or purchasing any equity interests, (vii) making payments on subordinated indebtedness and (viii) making investments other than permitted acquisitions and permitted investments, in each case, subject to specified exceptions including, in the case of restrictions on incurrence of additional indebtedness, the ability to incur certain convertible indebtedness and enter into certain permitted royalty financing agreements. The Loan Agreement also contains certain events of default, including the following: (i) failure to pay principal, interest and other amounts when due, (ii) the breach of the covenants under the Loan Agreement, (iii) the occurrence of a material adverse change or a withdrawal event in respect of lorundrostat or any other pharmaceutical product from time to time manufactured or developed by the Company, (iv) certain attachments of the Company’s assets and restraints on its business, (v) certain insolvency, liquidation, bankruptcy or similar events, (vi) certain cross-default of third-party indebtedness and royalty revenue contracts, (vii) the failure to pay certain judgements, (viii) material misrepresentations, (ix) the loan documents ceasing to create a valid security interest in a material portion of the collateral, (x) the occurrence of certain ERISA events and (xi) the occurrence of a default under any intercreditor agreement, in each case subject to the grace periods, cure period and thresholds as specified in the Loan Agreement. Upon the occurrence of an event of default, the lenders may, among other things, accelerate the Company’s obligations under the Loan Agreement (including all obligations for principal, interest and any applicable make-whole and prepayment premiums); provided that upon an event of default relating to certain insolvency, liquidation, bankruptcy or similar events, all outstanding obligations will be automatically accelerated.
The Company’s obligations under the Loan Agreement are secured by substantially all of its assets, including its intellectual property. Certain of the Company’s future subsidiaries may, from time to time after the Closing Date, be required to guarantee the Company’s obligations under the Loan Agreement and, in connection with such guarantee, pledge substantially all of their assets, including intellectual property, to secure such guarantee.
The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2026.

Item 2.03    Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated by reference into this Item 2.03.
***
Forward Looking Statements
The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to, the potential approval by the FDA of the lorundrostat NDA and the Company’s plans to commercially launch lorundrostat, the Company’s expectations with respect to finalizing an agreement with Tanabe to terminate the License Agreement and to have Tanabe’s rights in the licensed intellectual property related to lorundrostat assigned to the Company, and the capital available under the Loan Agreement, including the potential for the Company to draw down additional tranches thereunder. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: any delays in the FDA’s review of the Company’s accepted NDA, including as a result of a government shutdown or reductions in agency funding or personnel; the results of the Company’s clinical trials, including the Advance-HTN and Launch-HTN trials, may not be deemed sufficient by the FDA to serve as the basis for regulatory approval of lorundrostat; later developments with the FDA may be inconsistent with the feedback from prior meetings, including whether the proposed pivotal program will support registration of lorundrostat following the FDA’s review of the Company’s NDA submission; the risk that the funding under the Loan Agreement may not be completed on the timeframe the Company expects, or at all, including as a result of the Company’s failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the Loan Agreement; the Company may not be able to reach agreement on the proposed Termination Agreement with Tanabe on the Company’s expected timeframe, or at all; the Company’s future performance is dependent entirely on the success of lorundrostat; potential delays in the commencement, enrollment and completion of clinical trials and nonclinical studies; the Company’s dependence on third parties in connection with manufacturing, research and clinical and nonclinical testing; unexpected adverse side effects or inadequate efficacy of lorundrostat that may limit its development, regulatory approval and/or commercialization; unfavorable results from clinical trials and nonclinical studies; results of prior clinical trials and studies of lorundrostat are not necessarily predictive of future results; macroeconomic trends and uncertainty with regard to high interest rates, elevated inflation, tariffs and other trade policies, and the potential for a local and/or global economic recession; the Company’s ability to maintain undisrupted business operations due to any pandemic or future public health concerns; regulatory developments in the United States and foreign countries; the Company’s reliance on its exclusive license with Tanabe to provide the Company with intellectual property rights to develop and commercialize lorundrostat; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALYS THERAPEUTICS, INC.

Date: June 3, 2026	By:	/s/ Adam Levy
	Name:	Adam Levy
	Title:	Chief Financial Officer and Secretary